Exhibit 99.2

Schedule B

The following transactions were open market sales effected by Fresenius SE & Co. KGaA on the Frankfurt Stock Exchange through one or more brokers during the past sixty days, from June 22, 2026 through August 24, 2026, inclusive:

Date of Sale	Number of Shares Sold	Volume-Weighted Average Price per Share (€)
06/22/2026	34,050	41.3555
06/23/2026	28,000	41.6170
06/24/2026	52,000	41.8686
06/25/2026	45,000	40.4597
06/26/2026	53,000	40.7268
06/29/2026	48,285	40.3003
06/30/2026	46,000	39.4884
07/01/2026	55,000	39.9180
07/02/2026	59,000	40.7844
07/03/2026	52,000	41.0189
07/06/2026	53,000	41.2910
07/07/2026	70,000	42.2430
07/08/2026	37,896	41.7534
07/09/2026	52,246	41.8371
07/10/2026	55,035	42.0339
07/13/2026	79,000	42.5805
07/14/2026	38,000	42.4476
07/15/2026	33,940	41.6112
07/16/2026	58,000	41.9346
07/17/2026	66,300	42.1785
07/20/2026	55,000	42.3291
07/21/2026	100,000	42.9256
07/22/2026	25,119	42.9232
07/23/2026	55,000	42.6158
07/24/2026	75,596	43.0090
07/27/2026	108,114	43.6885
07/28/2026	15,000	43.3142
07/29/2026	100,500	43.8050
07/30/2026	87,000	44.1144
07/31/2026	72,000	44.5692
08/03/2026	112,399	45.0840
08/11/2026	8,479	42.3677
08/18/2026	3,277	41.2255

The transactions were effected by Fresenius KGaA for the purpose of maintaining its approximate beneficial ownership percentage of Shares in connection with the Company’s ongoing Share buyback program.